EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS 2017
SECOND QUARTER RESULTS

•Quarterly Revenue Exceeds All Previous Periods
•Revenue Up Eleven Percent Sequentially
•On Track for Third Year of Record Revenue

WILMINGTON, MASSACHUSETTS (August 2, 2017) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2017 second quarter.

2017 Second Quarter Highlights

•	Company recorded highest all-time quarterly revenue of $67.4 million; an increase of 11 percent over the 2017 first quarter.

•	Operating income increased 31 percent over the previous quarter.

•	Revenue driven by 34 percent growth in process control and lithography sales to multiple providers of outsourced advanced packaging services.

•	Revenue from advanced memory and foundry rose 23 percent over the prior quarter.

•	Delivered a JetStep® S3500 panel stepper to a new customer.

•	Added two new RF filter / module customers in the quarter.

Key Financial Data for the Quarters Ended June 30, 2017, March 31, 2017,
and June 30, 2016
(in thousands, except per share amounts)

US GAAP
	June 2017	March 2017	June 2016
Revenue	$67,418	$60,679	$62,701
Gross profit margin	52.6%	52.5%	54.5%
Operating income	$12,695	$9,685	$12,231
Net income	$9,193	$7,151	$7,601
Net income per diluted share	$0.29	$0.22	$0.24

US NON-GAAP
	June 2017	March 2017	June 2016
Revenue	$67,418	$60,679	$62,701
Gross profit margin	52.7%	52.6%	54.6%
Operating income	$15,671	$12,220	$15,307
Net income	$10,605	$8,231	$9,864
Net income per diluted share	$0.33	$0.26	$0.31

Michael Plisinski, chief executive officer, commented, “Strong demand for Rudolph solutions continued in the second quarter. Growth from both advanced packaging and memory resulted in Rudolph’s twelfth straight quarter of year-over-year growth and a record quarter. Underscoring the Rudolph team’s focus on operational efficiency our 11 percent revenue growth resulted in a 31 percent improvement in operating income for the quarter.”

Mr. Plisinski continued, “We also made progress to strengthen our long term growth prospects in addition to the strong quarterly performance. Rudolph shipped multiple tools of our new Firefly™ and Dragonfly™ systems to three different customers in the second quarter, which strengthens our technical leadership in the advanced packaging macro inspection market. In addition, our JetStep system was selected by a new customer for panel level fan out for a multi-chip system in package (SiP) and we expanded our footprint in the RF market and MEMS markets. We believe our Rudolph tools and software are well positioned to help our customers develop and control their increasingly demanding new processes.”

Second Quarter 2017 GAAP Financial Results
Second quarter revenue totaled $67.4 million, an 11 percent increase compared with $60.7 million for the first quarter of 2017 and $62.7 million in the second quarter of 2016. The second quarter gross margin remained at 53 percent of revenues, compared to 53 percent in the first quarter of 2017.

Operating expenses for the second quarter of 2017 totaled $22.8 million, compared to $22.2 million for the first quarter of 2017. The increase in operating expense was primarily due to higher compensation cost in the quarter.

GAAP net income for the second quarter of 2017 was $9.2 million, or $0.29 per diluted share, compared with GAAP net income of $7.2 million, or $0.22 per diluted share, for the first quarter of 2017. In the second quarter of 2016 GAAP net income was $7.6 million, or $0.24 per diluted share.

Second Quarter Non-GAAP Financial Results
Second quarter of 2017 non-GAAP net income was $10.6 million, or $0.33 per diluted share. Non-GAAP results excluded certain items, as detailed in the attached table. First quarter 2017 non-GAAP net income was $8.2 million, or $0.26 per diluted share. In the second quarter of 2016, non-GAAP net income was $9.9 million, or $0.31 per diluted share.

Balance Sheet
At June 30, 2017, cash and marketable securities increased $11.6 million over the previous quarter to $148.9 million and cash provided by operating activities was $15.8 million for the quarter. Accounts receivable increased in the quarter to $70.6 million and DSOs increased to 94 days. Inventory increased slightly to $66.8 million. Working capital increased $8.4 million to $244.9 million.

Outlook
The Company is currently anticipating revenue for the third quarter ending September 30, 2017 to be in a range of $64 million to $68 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.23 to $0.28 and non-GAAP net income per diluted share to be in the range of $0.28 to $0.33. The outlook for GAAP net income per diluted share does not include the recently announced patent infringement settlement with Camtek, Ltd. of $13 million.

Conference Call
Rudolph Technologies will discuss its 2017 second quarter results and other matters on a conference call it is hosting today at 4:30 PM EDT. To participate in the call, please dial (888) 393-2965 (Domestic) or (323) 794-2130 (International), and reference Conference ID # 3166328 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EDT on August 2, 2017 until 11:59 pm EDT on August 9, 2017. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID #3166328.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures
The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense. These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and judgment. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s third quarter 2017 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 973.448.4302 mike.sheaffer@rudolphtech.com	Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

(tables follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	June 30, 2017	December 31, 2016
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$148,949	$125,731
Accounts receivable, net	70,564	64,912
Inventories	66,835	65,485
Prepaid and other assets	4,634	6,502
Total current assets	290,982	262,630
Net property, plant and equipment	15,091	11,858
Intangibles	31,758	32,768
Other assets	32,755	31,443
Total assets	$370,586	$338,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$25,928	$21,495
Other current liabilities	20,120	14,467
Total current liabilities	46,048	35,962
Other non-current liabilities	11,247	9,002
Total liabilities	57,295	44,964
Stockholders’ equity	313,291	293,735
Total liabilities and stockholders’ equity	$370,586	$338,699

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues	$67,418	$60,679	$62,701	$128,097	$117,063
Cost of revenues	31,962	28,811	28,508	60,773	53,825
Gross profit	35,456	31,868	34,193	67,324	63,238
Operating expenses:
Research and development	12,146	12,010	11,879	24,156	24,325
Selling, general and administrative	10,110	9,668	9,488	19,778	18,987
Amortization	505	505	595	1,010	1,190
Patent litigation judgment	—	—	—	—	(14,632)
Total operating expenses	22,761	22,183	21,962	44,944	29,870
Operating income	12,695	9,685	12,231	22,380	33,368
Interest (income) expense, net	(223)	(191)	1,446	(414)	2,915
Other expense	166	269	192	435	299
Income before income taxes	12,752	9,607	10,593	22,359	30,154
Provision for income taxes	3,559	2,456	2,992	6,015	8,614
Net income	$9,193	$7,151	$7,601	$16,344	$21,540

Net income per share:
Basic	$0.29	$0.23	$0.25	$0.52	$0.70
Diluted	$0.29	$0.22	$0.24	$0.51	$0.68

Weighted average shares outstanding:
Basic	31,501	31,290	30,779	31,397	30,869
Diluted	32,146	32,058	31,754	32,104	31,705

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016

Revenue	$67,418	$60,679	$62,701	$128,097	$117,063
Gross profit	$35,553	$31,928	$34,256	$67,481	$63,358
Gross margin as percentage of revenue	52.7%	52.6%	54.6%	52.7%	54.1%

Operating expenses	$19,882	$19,708	$18,949	$39,590	$38,481
Operating income	$15,671	$12,220	$15,307	$27,891	$24,877
Operating margin as a percentage of revenue	23.2%	20.1%	24.4%	21.8%	21.3%

Net income	$10,605	$8,231	$9,864	$18,836	$15,606
Net income per diluted share	$0.33	$0.26	$0.31	$0.59	$0.49

RECONCILIATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016

U.S. GAAP gross profit	$35,456	$31,868	$34,193	$67,324	$63,238
Pre-tax non-GAAP items:
Share-based compensation expense	97	60	63	157	120
Non-GAAP gross profit	$35,553	$31,928	$34,256	$67,481	$63,358
U.S. GAAP gross margin as a percentage of revenue	52.6%	52.5%	54.5%	52.6%	54.0%
Non-GAAP gross margin as a percentage of revenue	52.7%	52.6%	54.6%	52.7%	54.1%

U.S. GAAP operating expenses	$22,761	$22,183	$21,962	$44,944	$29,870
Pre-tax non-GAAP items:
Amortization of intangibles	505	505	595	1,010	1,190
Litigation fees	671	882	1,255	1,553	2,564
Patent litigation judgment	—	—	—	—	(14,632)
Share-based compensation expense	1,703	1,088	1,163	2,791	2,267
Non-GAAP operating expenses	19,882	19,708	18,949	39,590	38,481
Non-GAAP operating income	$15,671	$12,220	$15,307	$27,891	$24,877
GAAP operating margin as a percentage of revenue	18.8%	16.0%	19.5%	17.5%	28.5%
Non-GAAP operating margin as a percentage of revenue	23.2%	20.1%	24.4%	21.8%	21.3%
(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
U.S. GAAP net income	$9,193	$7,151	$7,601	$16,344	$21,540
Pre-tax non-GAAP items
Amortization of intangibles	505	505	595	1,010	1,190
Litigation fees	671	882	1,255	1,553	2,564
Patent litigation judgment	—	—	—	—	(14,632)
Share-based compensation expense	1,800	1,148	1,226	2,948	2,387
Net tax provision (benefit) adjustments	(1,564)	(1,455)	(813)	(3,019)	2,557
Non-GAAP net income	$10,605	$8,231	$9,864	$18,836	$15,606
Non-GAAP net income per diluted share	$0.33	$0.26	$0.31	$0.59	$0.49

SUPPLEMENTAL INFORMATION - RECONCILIATION OF THIRD QUARTER 2017 GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.23	$0.28
Estimated non-GAAP items:
Amortization of intangibles	0.01	0.01
Patent litigation fees	0.01	0.01
Share-based compensation expense	0.03	0.03
Estimated non-GAAP net income per diluted share	$0.28	$0.33

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